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Exhibit 10.26.2

2nd AMENDMENT TO THE DISTRIBUTION AGREEMENT

        This Second Amendment to the Distribution Agreement ("AGREEMENT"), is entered into as of October 8, 1999 by and between MedImmune, Inc., a Delaware Corporation, having its principal place of business at 35 West Watkins Mill Road, Gaithersburg, MD 20878 ("MEDIMMUNE") and Abbott International, Ltd., a Delaware Corporation, having its principal place of business at 200 Abbott Park Road, Abbot Park, IL 60064.

WITNESSETH

        WHEREAS, MEDIMMUNE and Abbott International, Ltd. entered into a Distribution Agreement as of December 1, 1997 that was subsequently amended on April 28, 1999 (Distribution Agreement and Amendment collectively the "DISTRIBUTION AGREEMENT").

        WHEREAS, the parties desire to further amend the DISTRIBUTION AGREEMENT;

        1.    DEFINITIONS

  1.1
  All fully capitalized terms used in this AGREEMENT have the same meaning as in the DISTRIBUTION AGREEMENT, except as otherwise defined above.

        2.    AMENDMENT

  2.1
  Section 3.3.(a)(iii) is deleted in its entirety and replaced with the following:

    (a)  The minimum price ("MINIMUM PRICE") for the PRODUCT shall be the greater of I) (CONFIDENTIAL TREATMENT REQUESTED) per vial for the 100mg vials and (CONFIDENTIAL TREATMENT REQUESTED) per vial for the 50mg vials (CONFIDENTIAL TREATMENT REQUESTED) for the corresponding PRODUCT or ii) (CONFIDENTIAL TREATMENT REQUESTED). If in any quarter of a CONTRACT YEAR, the MINIMUM PRICE is greater than the price paid for the PRODUCT, then MEDIMMUNE shall notify ABBOTT and ABBOTT shall pay to MEDIMMUNE the difference between the MINIMUM PRICE and the price paid. In addition, the MIMIMUM PRICE shall be reset for shipments in subsequent quarters to (CONFIDENTIAL TREATMENT REQUESTED). In the event that this paragraph 3.3.(a)(iii) becomes applicable and this AGREEMENT is no longer economically viable to ABBOTT, then the parties shall discuss a change in PRODUCT pricing.

  2.2
  Section 3.3.(a)(i) is deleted in its entirety and replaced with the following:

    No earlier than the date of delivery to the carrier, MEDIMMUNE may invoice ABBOTT in U.S. Dollars as set forth in subsections 3.3(i)(A-C) below, with payment being made within forty-five (45) days of invoice, and MEDIMMUNE shall include with such invoice (CONFIDENTIAL TREATMENT REQUESTED) on, respectively, the 100mg vial size and the 50mg vial size.

  2.3
  The following shall be added as new Section 3.3 (j):

    MEDIMMUNE shall keep, and shall cause each of its AFFILIATES to keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating (CONFIDENTIAL TREATMENT REQUESTED). Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the two (2) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified public accountant selected by ABBOTT and reasonably acceptable to MEDIMMUNE upon verifying such (CONFIDENTIAL TREATMENT REQUESTED) or compliance with this AGREEMENT, but in no event more than once in each calendar year. All information and data offered shall be used only for such purpose. In the event that such inspection shall indicate that in any calendar year the (CONFIDENTIAL TREATMENT REQUESTED) reported as owed and/or paid by MEDIMMUNE are at least five percent (5%) greater than those which were actually owed and/or paid by MEDIMMUNE, then MEDIMMUNE shall pay the cost of such inspection. All amounts reported as owed and/or paid for (CONFIDENTIAL TREATMENT REQUESTED) which are in excess of the amounts actually owed and/or paid by MEDIMMUNE on the PRODUCT shall immediately be credited against any and all amounts due and owing by ABBOTT to MEDIMMUNE under this AGREEMENT.

        3.    EFFECT

  3.1
  The DISTRIBUTION AGREEMENT is amended as provided hereinabove as of July 1, 1999 in accordance with Section 14.3 of the DISTRIBUTION AGREEMENT. All other items and provisions of the DISTRIBUTION AGREEMENT shall be unaffected by this AGREEMENT.

        IN WITNESS WHEREOF, the parties have each caused this AGREEMENT to be signed and delivered by its duly authorized officer or representative as indicated below.

ABBOTT INTERNATIONAL, LTD		MEDIMMUNE, INC.
By:	/s/ WILLIAM G. DEMPSEY William G. Dempsey	By:	/s/ MELVIN D. BOOTH Melvin D. Booth
Name:	William G. Dempsey	Name:	Melvin D. Booth
Title:	Senior Vice President Abbott International	Title:	President

JOINDER

        The undersigned, Abbott Laboratories, an Illinois Corporation, hereby consents to this AGREEMENT and joins in the execution of this AGREEMENT for the purpose of obligating itself to the obligations and undertakings of Abbott International Ltd., as set forth in this AGREEMENT.

ABBOTT LABORATORIES
By:	/s/ WILLIAM G. DEMPSEY Name: William G. Dempsey Title: Senior Vice President, Abbott International, Abbott Laboratories Dated: October 13, 1999

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  Exhibit 10.26.2
2nd AMENDMENT TO THE DISTRIBUTION AGREEMENT